IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1996


-----------------------------------------------------------------------------
Column A                             Column B     Column C      Column D

Type of Investment                    Cost        Value      Amount at which
                                                              shown in the
                                                              balance sheet
-----------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        United States Government and
          government agencies and
          authorities (a)         $    62,005 $     60,732 $          62,005
        All other corporate bonds     523,807      543,903           523,807
                                    ----------  -----------  ----------------
             Total held to maturity   585,812      604,635           585,812

    Available for sale:
        United States Government and
          government agencies and
          authorities (b)             308,587      311,541           311,541
        States, municipalities and
           political subdivisions         105          115               115
        All other corporate bonds     281,916      289,967           289,967
                                    ----------  -----------  ----------------
             Total available for sale 590,608      601,623           601,623

Mortgage loans on real estate         160,017      XXXXXXXXX         160,017
Policy loans                           20,077      XXXXXXXXX          20,077
Other investments                       1,374      XXXXXXXXX           1,374
                                    ----------               ----------------

             Total investments    $ 1,357,888   $  XXXXXXXXX $     1,368,903
                                    ==========               ================

(a) - Includes mortgage-backed securities with a cost and market value of
           $57,507 and $56,090, respectively.
(b) - Includes mortgage-backed securities with a cost and market value of
           $308,587 and $311,541, respectively.


IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1996

 Column A   Column B Column C  Column D Column E Column F Column G  Column H    Column I   Column J  Column K

  Segment   Deferred  Future    Unearned Other   Premium    Net     Benefits, Amortization Other     Premiums
            policy    policy    premiums policy  revenue investment  claims,  of deferred  operating written
          acquisition benefits,          claims           income*   losses and  policy     expenses*
             cost     losses,            and                      settlement  acquisition
                      claims and         benefits                  expenses     costs
                      loss               payable
                      expenses
------------------------------------------------------------------------------------------------------------

Annuities  $67,568  $1,054,954$     -  $  1,055  $     -  $ 93,319  $    80   $  11,257    $ 3,923      N/A



Life, DI and
Long-term Care
Insurance   51,615     187,616      -     2,100   10,931    16,149   10,835       4,814      5,049      N/A


-----------------------------------------------------------------------------------------------------------

Total      $119,183 $1,242,570$     -  $  3,155  $10,931  $109,468  $10,915   $  16,071    $ 8,972      N/A

------------------------------------------------------------------------------------------------------------

*Allocations of net investment income and other operating expenses are based on various assumptions and estimates.


IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1995

 Column A      Column B   Column C  Column D Column E  Column F Column G   Column H  Column I     Column J   Column K

  Segment     Deferred    Future    Unearned Other     Premium    Net      Benefits,  Amortization  Other    Premiums
               policy     policy    premiums policy    revenue  investment claims,    of deferred  operating  written
              acquisition benefits,          claims              income*  losses and  policy        expenses*
                cost      losses,            and                         settlement   acquisition
                          claims and         benefits                      expenses    costs
                          loss               payable
                          expenses
-----------------------------------------------------------------------------------------------------------------

Annuities    $  65,283  $1,109,167$     -  $   2,222  $     -  $ 95,323  $     171  $    9,138  $ 6,908       N/A



Life, DI and
Long-term Care
Insurance       44,517     178,952      -      1,422    9,280    15,601      9,689       3,947      566       N/A


-----------------------------------------------------------------------------------------------------------------

Total        $ 109,800  $1,288,119$     -  $   3,644  $ 9,280  $110,924  $   9,860  $   13,085  $ 7,474       N/A

-----------------------------------------------------------------------------------------------------------------

*Allocations of net investment income and other operating expenses are based on various assumptions and estimates.

IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1994

 Column A     Column B Column C  Column D Column E     Column F Column G    Column H      Column I    Column J Column K

  Segment     Deferred  Future    Unearned Other policy Premium   Net       Benefits,   Amortization  Other    Premiums
              policy    policy    premiums claims and   revenue  investment  claims,    of deferred operating   written
            acquisition benefits,          benefits              income*    losses and   policy      expenses*
               cost     losses,             payable                         settlement  acquisition
                        claims and                                          expenses      costs
                        loss
                        expenses
--------------------------------------------------------------------------------------------------------------------

Annuities     $61,442  $1,087,367$     -  $    1,348   $     -   $92,583  $       81  $    9,392  $ 4,765        N/A



Life, DI and
Long-term Care
Insurance      38,636   168,417        -       1,869     7,846    15,560      10,214       3,602    3,594        N/A


--------------------------------------------------------------------------------------------------------------------

Total         $100,078 $1,255,784$     -  $    3,217   $ 7,846   $108,143 $   10,295  $   12,994  $ 8,359        N/A

--------------------------------------------------------------------------------------------------------------------

*Allocations of net investment income and other operating expenses are based on various assumptions and estimates.

IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE IV - REINSURANCE ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

---------------------------------------------------------------------------------------------------
          Column A               Column B       Column C       Column D      Column E   Column F

                                Gross amount  Ceded to other  Assumed from     Net    % of amount
                                               companies     other companies  Amount  assumed to net

---------------------------------------------------------------------------------------------------
For the year ended
  December 31, 1996

Life insurance in force        $  3,707,618  $     203,963  $     345,943  $ 3,849,598        8.99%
===================================================================================================

Premiums:
  Life insurance & annuities   $      2,634  $         222  $          --  $    2,412         0.00%
  DI & long-term care insurance       8,651            132             --       8,519         0.00%
---------------------------------------------------------------------------------------------------
Total premiums                 $     11,285  $         354  $           0  $   10,931         0.00%
===================================================================================================

For the year ended
  December 31, 1995

Life insurance in force        $  3,110,745  $     163,462  $     392,106  $ 3,339,389       11.74%
===================================================================================================

Premiums:
  Life insurance & annuities   $      2,327  $         185  $          --  $    2,142         0.00%
  DI & long-term care insurance       7,221             83             --       7,138         0.00%
---------------------------------------------------------------------------------------------------
Total premiums                 $      9,548  $         268  $           0  $    9,280         0.00%
===================================================================================================

For the year ended
  December 31, 1994

Life insurance in force        $  3,602,888  $     162,956  $     447,317  $ 3,887,249       11.51%
===================================================================================================

Premiums:
  Life insurance & annuities   $      2,219  $         209  $          --  $    2,010         0.00%
  DI & long-term care insurance       5,919             83             --       5,836         0.00%
---------------------------------------------------------------------------------------------------
Total premiums                 $      8,138  $         292  $           0  $    7,846         0.00%
===================================================================================================


IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

-----------------------------------------------------------------------------------------------
        Column A          Column B                Column C          Column D       Column E

                                                 Additions
                                                 --------------
                         Balance at                  Charged to
      Description        Beginning    Charged to    Other Accounts-Deductions-   Balance at End
                         of Period  Costs & Expenses  Describe      Describe       of Period
-----------------------------------------------------------------------------------------------
For the year ended
  December 31, 1996
------------------------------
Reserve for Mortgage Loans     $445            $855           $0              $0        $1,300
Reserve for Fixed Maturities    $26             $23           $0              $0           $49

For the year ended
  December 31, 1995
------------------------------
Reserve for Mortgage Loans     $445              $0           $0              $0          $445
Reserve for Fixed Maturities     $0             $26           $0              $0           $26

For the year ended
  December 31, 1994
------------------------------
Reserve for Mortgage Loans     $445              $0           $0              $0          $445
Reserve for Fixed Maturities $1,652         ($1,652)          $0              $0            $0

Report of Independent Auditors

The Board of Directors
IDS Life Insurance Company of New York

We have audited the financial statements of IDS Life Insurance Company of New York (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated February 7, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 3 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Ernst & Young LLP
Minneapolis, Minnesota
February 7, 1997